Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to inclusion in this Registration Statement on Amendment No.1 to Form F-1 of our report dated September 18, 2025 relating to the consolidated financial statements of Phaos Technology Holdings (Cayman) Limited as of and for each of the years ended April 30, 2025 and 2024. This report includes an explanatory paragraph as to the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

July 22, 2026